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                                                                    EXHIBIT 99.1

                         BAY APARTMENT COMMUNITIES, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               AUTHORIZATION CARD
                               ------------------

To American Stock Transfer & Trust Company:

I want to participate in the Dividend Reinvestment and Stock Purchase Plan (the "Plan") and I hereby appoint you as my agent, and authorize Bay Apartment Communities, Inc. to pay to you, for my account, cash dividends payable to me on the shares of Common Stock and Preferred Stock of Bay Apartment Communities, Inc. registered in my name as follows:

     (Check: "I", "II", "III" or "IV" below)

     [ ]  I.   FULL DIVIDEND REINVESTMENT - I instruct you to apply all
               dividends payable to me on all shares of Common Stock and Preferred Stock, if any, registered in my name, including all shares of Common Stock credited to my Plan account, to the purchase of additional shares of Common Stock.

     [ ] II. PARTIAL DIVIDEND REINVESTMENT ONLY - I instruct you to apply all dividends payable to me on _____________ shares of Common Stock, ___________ shares of Series A Preferred Stock and ___________ shares of Series B Preferred Stock, as well as on all shares of Common Stock credited to my Plan account, to the purchase of additional shares of Common Stock.

     [ ] III. DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENTS - I instruct you to apply all dividends payable to me on _________ shares of Common Stock, ________ shares of Series A Preferred Stock and _________ shares of Series B Preferred Stock, as well as on all shares of Common Stock credited to my Plan account, and an optional cash payment in the amount of $___________, to the purchase of additional shares of Common Stock.

     [ ] IV. OPTIONAL CASH PAYMENTS ONLY - I instruct you to apply only the enclosed optional cash payment in the amount of $_______, as well as any dividends on shares of Common Stock credited to my Plan account to the purchase of additional shares of Common Stock.

I authorize you to apply all such dividends received by you, less applicable brokerage fees, to the purchase of full and fractional shares of Common Stock of Bay Apartment Communities, Inc. Your appointment as my agent is subject to the additional terms and conditions set forth in the accompanying brochure.

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IF YOUR BAY APARTMENT COMMUNITIES, INC. STOCK IS REGISTERED IN MORE THAN ONE
NAME, BOTH PERSONS SHOULD SIGN BELOW. EACH NAME SHOULD BE BOTH PRINTED AND SIGNED, AND INCLUDE YOUR SOCIAL SECURITY/TAX IDENTIFICATION NUMBER.

Name (Printed)                                         Name (Printed)
               --------------------------------------                 --------------------------------------
Name (Signed)                                          Name (Signed)
               --------------------------------------                 --------------------------------------

Street Address                                         City, State and Zip Code
               --------------------------------------                           ----------------------------

Home/Office Phone                                      Social Security/Tax Identification Number
                  -----------------------------------                                           ------------

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